                                                                     EXHIBIT 4.2

                             SUPPLEMENTAL INDENTURE

                       TO INDENTURE DATED AUGUST 15, 1997

     THIS SUPPLEMENTAL INDENTURE dated as of August 8, 2000, is delivered pursuant to Section 4.11 of the Indenture dated as of August 15, 1997 (as heretofore or hereafter modified and supplemented and in effect from time to time, the "1997 Indenture") among OUTDOOR COMMUNICATIONS, INC., a Delaware corporation, certain of its subsidiaries (the "Guarantors") and FIRST UNION NATIONAL BANK, a national banking corporation, as Trustee (the "Trustee") (all terms used herein without definition having the meanings ascribed to them in the 1997 Indenture).

     The undersigned hereby agrees that:

     1. The undersigned is a Guarantor under the 1997 Indenture with all of the rights and obligations of the Guarantors thereunder.

     2. The undersigned has granted, ratified and confirmed, in the form and substance of Exhibit B to the 1997 Indenture, the Guarantee provided for by
Article XI of the 1997 Indenture.

     3. The undersigned hereby represents and warrants that the representations and warranties set forth in the 1997 Indenture, to the extent relating to the undersigned as Guarantor, are correct on and as of the date hereof.

     4. All notices, requests and other communications provided for in the 1997 Indenture should be delivered to the undersigned at the following address:

        Keith A. Istre
        Vice President - Finance and
        Chief Financial Officer
        Lamar Media Corp. and its Subsidiaries
        5551 Corporate Blvd.
        Baton Rouge, LA 70808

     5. A counterpart of this Supplemental Indenture may be attached to any counterpart of the 1997 Indenture.

     6. This Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York.

     IN WITNESS WHEREOF, the undersigned have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

                                       Guarantor:

                                       Lamar Ohio Outdoor Holding Corp.
                                       an Ohio Corporation


                                       By: /s/ Keith A. Istre
                                           ----------------------------
                                           Keith A. Istre
                                           Vice President - Finance and
                                           Chief Financial Officer


Attested:

By: /s/ James R. McIlwain
    ---------------------------------
    James R. McIlwain, Secretary

Accepted:

FIRST UNION NATIONAL BANK, as Trustee

By: /s/ James Long
    ---------------------------------
Title: Assistant Vice President
       ------------------------------

                        Additional Subsidiary Guarantors


Lamar KYO, Inc.

Lamar Oklahoma Holding Company, Inc.

Lamar I-40 West, Inc.

Lamar Benches, Inc.

Lamar Advertising of Oklahoma, Inc.

LC Billboard, L.L.C.

Lamar Wright Poster Corp.


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